EXHIBIT 15



May 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Rouge Industries, Inc. has incorporated by reference our report dated April 20, 1998 (issued pursuant to the provisions of Statements on Auditing Standards No. 71 and No. 42) in its Registration Statement on
Form S-8 to be filed on or about May   27, 1998.   We  are  also  aware  of
our responsibilities under the Securities Act of 1993.

Yours very truly,

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP